UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

NRG ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-15891	41-172439
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (609) 524-4500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the Current Report on Form 8-K filed by NRG Energy, Inc. (“NRG”) on October 18, 2013 (the “Original Report”).  The Original Report was filed to report the entry into (1) a Plan Sponsor Agreement, dated October 18, 2013 by and among NRG, NRG Energy Holdings Inc., Edison Mission Energy (“EME”), certain of EME’s debtor subsidiaries, the Official Committee of Unsecured Creditors of EME and its debtor subsidiaries, the PoJo Parties (as defined in the Plan Sponsor Agreement) and certain of EME’s noteholders that are signatories to the Plan Sponsor Agreement and (2) an Asset Purchase Agreement, dated October 18, 2013, by and among NRG, EME and NRG Energy Holdings Inc. (the “Purchase Agreement,” together with the Plan Sponsor Agreement, the “Agreements”).  The sole purpose of this Amendment is to file the Plan Sponsor Agreement and the Purchase Agreement and applicable exhibits thereto as exhibits to the Original Report.  Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report.  No changes were made to the text of the Original Report.

Important Information Regarding the Agreements

The Agreements and the description of the Agreements and the exhibits included therein contained in the Original Report have been provided in order to give investors and security holders information regarding the terms of the Agreements.  They are not intended to provide any factual information about NRG, EME or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Agreements (1) were made only for purposes of the Agreements and as of specific dates, (2) were solely for the benefit of the parties to the Agreements and the other persons and entities named as third party beneficiaries of certain covenants therein and (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for purposes of allocating contractual risk between them that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterization of the actual state of facts or conditions of NRG, EME or any of their respective subsidiaries, affiliates or businesses.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the public disclosures by NRG or EME.  Accordingly, investors should read the representations and warranties in the Agreements not in isolation but only in conjunction with the other information about EME or NRG and their respective subsidiaries that the respective companies include in reports, statements and other filings that they make with the Securities and Exchange Commission (the “SEC”).

Additional Information

NRG filed a registration statement (including a prospectus) with the SEC  on October 18, 2013 (333-191797) with respect to the distribution described in the Agreements. All potential recipients of the shares should read the prospectus in that registration statement and other documents NRG has filed with the SEC for more complete information about NRG and the distribution. Such persons may receive these documents for free by visiting EDGAR on the SEC

Web site at www.sec.gov . Alternatively, NRG will arrange to send the prospectus if requested by calling (609) 524-4500 or emailing investor.relations@nrgenergy.com.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

2.1*                        Plan Sponsor Agreement, dated October 18, 2013, by and among NRG Energy, Inc., NRG Energy Holdings, Inc., Edison Mission Energy, certain of Edison Mission Energy’s debtor subsidiaries, the Official Committee of Unsecured Creditors of Edison Mission Energy and its debtor subsidiaries, the PoJo Parties (as defined therein) and the proponent noteholders thereto.

2.2*                        Asset Purchase Agreement, dated October 18, 2013, by and among NRG Energy, Inc., Edison Mission Energy and NRG Energy Holdings Inc. (see Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K/A).

99.1**          Press Release, dated October 18, 2013.

*                                         Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

**                                  Previously filed with the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

By:	/s/ Brian E. Curci
Brian E. Curci
Secretary

October 21, 2013

EXHIBIT INDEX

Exhibit No.	Document
2.1*

Plan Sponsor Agreement, dated October 18, 2013, by and among NRG Energy, Inc., NRG Energy Holdings, Inc., Edison Mission Energy, certain of Edison Mission Energy’s debtor subsidiaries, the Official Committee of Unsecured Creditors of Edison Mission Energy and its debtor subsidiaries, the PoJo Parties (as defined therein) and the proponent noteholders thereto.

2.2*	Asset Purchase Agreement, dated October 18, 2013, by and among NRG Energy, Inc., Edison Mission Energy and NRG Energy Holdings Inc. (see Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K/A).

99.1**	Press Release, dated October 18, 2013.

*                                         Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  A copy of omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

**                                  Previously filed with the Original Report.